As filed with the U.S. Securities and Exchange Commission on May 7, 2024.

Registration No.  333-278825

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 2

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GP-Act III Acquisition Corp.

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	6770	N/A
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

300 Park Avenue 2nd Floor

New York, NY 10022

United States of America

Telephone: +1 (212) 430-4340

(Address, including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)

Rodrigo Boscolo

Chief Financial Officer

300 Park Avenue 2nd Floor

New York, NY 10022

United States of America

Telephone: +1 (212) 430-4340

(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

Copies to:

J. Mathias von Bernuth, Esq. Skadden, Arps, Slate, Meagher & Flom LLP Av. Brigadeiro Faria Lima, 3311, 7th Floor São Paulo, SP 04538-133 Brazil +55 11 3708-1820	Douglas Ellenoff, Esq. Stuart Neuhauser, Esq. Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas New York, NY 10105 United States of America +1 (212) 370-1300

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

GP-Act III Acquisition Corp. is filing this Amendment No. 2 to its Registration Statement on Form S-1 (File No. 333-278825) (the "Registration Statement") as an exhibit-only filing. Accordingly, this amendment consists only of the facing page, this explanatory note, Item 16(a) of Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibit, which clarifies that the Opinion of Maples and Calder (Cayman) LLP was duly executed on April 19, 2024. The remainder of the Registration Statement is unchanged and has therefore been omitted.

PART II INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

(a)	Exhibits. The following exhibits are being filed herewith:

Exhibit	Description
1.1*	Form of Underwriting Agreement
3.1*	Amended and Restated Memorandum and Articles of Association dated February 1, 2021
3.2*	Form of Amended and Restated Memorandum and Articles of Association
4.1*	Specimen Unit Certificate
4.2*	Specimen Class A Ordinary Share Certificate
4.3*	Specimen Warrant Certificate (included in Exhibit 4.4)
4.4*	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant
5.1**	Opinion of Maples and Calder (Cayman) LLP
5.2*	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP
10.1*	Promissory Note, dated November 29, 2020, issued to GPIC, Ltd., as amended on December 31, 2021 and on December 29, 2023 by and between the Registrant and GPIC, Ltd
10.2*	Promissory Note, dated December 29, 2023, issued to IDS III LLC, by and between the Registrant and IDS III LLC
10.3*	Promissory Note, dated February 15, 2024, issued to Boxcar Partners Two, LLC, by and between the Registrant and Boxcar Partners Two, LLC
10.4*	Securities Subscription Agreement, dated November 29, 2020, between the Registrant and GPIAC II, LLC
10.5*	Securities Assignment Agreement, dated March 22, 2021, between GPIAC II, LLC and Asha Daniere, Ira Lamel, George Roeth and Mark Tarchetti
10.6*	Surrender and Resignation Letter, dated December 29, 2023, of Asha Daniere
10.7*	Surrender and Resignation Letter, dated December 29, 2023, of Ira Lamel
10.8*	Surrender and Resignation Letter, dated December 29, 2023, of George Roeth
10.9*	Surrender and Resignation Letter, dated December 29, 2023, of Mark Tarchetti
10.10*	Securities Assignment Agreement, dated March 22, 2021, between GPIAC II, LLC and IDS III LLC
10.11*	Surrender Letter, dated December 29, 2023, of GPIAC II, LLC
10.12*	Surrender Letter, dated December 29, 2023, of IDS III LLC
10.13*	Securities Assignment Agreement, dated March 7, 2024, between IDS III LLC and Boxcar Partners III, LLC
10.14*	Contribution Agreement, dated March 7, 2024, between GPIAC II, LLC, IDS III LLC, Boxcar Partners III, LLC and GP-Act III Sponsor LLC
10.15*	Securities Assignment Agreement, dated March 7, 2024, between GP-Act III Sponsor LLC and Andrew Fleiss, Alexandre Ruberti and Sergio Pedreiro
10.16*	Form of Letter Agreement among the Registrant, its directors and officers and GP-Act III Sponsor LLC

Exhibit	Description
10.17*	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant
10.18*	Form of Registration Rights Agreement between the Registrant and certain security holders
10.19*	Form of Private Placement Warrants Purchase Agreement between the Registrant and GP-Act III Sponsor LLC
10.20*	Form of Indemnity Agreement
10.21*	Form of Administrative Services Agreement, by and between the Registrant and an affiliate of the Registrant
10.22*	Form of Private Placement Warrants Purchase Agreement between the Registrant and Cantor Fitzgerald & Co.
14*	Form of Code of Ethics and Business Conduct
23.1*	Consent of WithumSmith+Brown, PC
23.2*	Consent of Maples and Calder (Cayman) LLP (included in Exhibit 5.1)
23.3*	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.2)
24*	Power of Attorney (included on signature page to the initial filing of this Registration Statement)
99*	Form of Clawback Policy, effective April 24, 2024
107*	Filing Fee Table

* Previously filed.

** Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 7th day of May, 2024.

GP-Act III Acquisition Corp.

By:	/s/ Antonio Bonchristiano
	Name:	Antonio Bonchristiano
	Title:	Chief Executive Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Position	Date
/s/ Antonio Bonchristiano	Chief Executive Officer (Principal Executive Officer) and Director	May 7, 2024
Antonio Bonchristiano

*	Chief Financial Officer (Principal Financial and Accounting Officer)	May 7, 2024
Rodrigo Boscolo

*	Co-Chairman of the Board of Directors	May 7, 2024
Fersen Lamas Lambranho

*	Co-Chairman of the Board of Directors	May 7, 2024
Steven L. Spinner

*	Director	May 7, 2024
Andrew Fleiss

*	Director	May 7, 2024
Alexandre Ruberti

*	Director	May 7, 2024
Sergio Pedreiro

*By:	/s/ Antonio Bonchristiano
	Name:	Antonio Bonchristiano
	Title:	Attorney-in-fact

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE OF THE REGISTRANT

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned certifies that it is the duly authorized United States representative of the Registrant and has duly caused this registration statement to be signed by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 7th day of May, 2024.

GP-Act III Acquisition Corp.

By:	/s/ Antonio Bonchristiano
	Name:	Antonio Bonchristiano
	Title:	Chief Executive Officer (Principal Executive Officer)

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